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                                                                    EXHIBIT 4(p)





                       WILLIAMS HOLDINGS OF DELAWARE, INC.




                          THE WILLIAMS COMPANIES, INC.




                                       AND




                              BANKERS TRUST COMPANY







                          SECOND SUPPLEMENTAL INDENTURE



                            DATED AS OF JULY 31, 1999





             SUPPLEMENTING THE INDENTURE DATED AS OF MARCH 31, 1990
         AND THE FIRST SUPPLEMENTAL INDENTURE DATED AS OF MARCH 31, 1998




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                          SECOND SUPPLEMENTAL INDENTURE

         SECOND SUPPLEMENTAL INDENTURE (the "Second Supplemental Indenture"), dated as of July 31, 1999, by and among Williams Holdings of Delaware, Inc. ("WHD"), a Delaware corporation, The Williams Companies, Inc. ("TWC"), a Delaware corporation, and Bankers Trust Company, a New York banking corporation, as Trustee (the "Trustee").

                                   WITNESSETH:

         WHEREAS, MAPCO Inc. and the Trustee entered into an Indenture dated as of March 31, 1990 (the "Indenture");

         WHEREAS, MAPCO Inc., WHD, and the Trustee entered into the First Supplemental Indenture dated as of March 31, 1998 (the "First Supplemental Indenture");

         WHEREAS, pursuant to an Agreement and Plan of Merger dated as of July 31, 1999, by and among WHD and TWC, WHD has been merged into TWC;

         WHEREAS, Section 9.01 of the Indenture permits WHD and the Trustee to amend or supplement the Indenture without notice to or the consent of any Holder of Securities (as defined) to comply with Article Five of the Indenture; and

         WHEREAS, Article Five of the Indenture requires, in the event of a merger, that the successor expressly assumes by supplemental indenture all of WHD's obligations in respect of the Indenture.

         NOW, THEREFORE, for and in consideration of the premises and the mutual covenants contained herein and in the Indenture and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, WHD, TWC, and the Trustee hereby agree as follows:

         Section 1. Definitions. Capitalized terms which are used but not defined herein shall have the meanings ascribed to such terms in the Indenture.

         Section 2.  Assumption of Certain Obligations.

                  (a) TWC hereby expressly assumes (i) the due and punctual payment of the principal of, premium, if any, on, interest on, and any additional amounts payable under the Indenture in respect of, the Indenture, and
(ii) the performance of all of the covenants provided for in the Indenture to be performed or observed by WHD.

                  (b) WHD and the Trustee hereby acknowledge that TWC shall succeed to, and be substituted for, and may exercise every right and power of, WHD under the Indenture with the same effect as if TWC had been named therein.




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         Section 3.   Effect of Second Supplemental Indenture. From and after
the execution and delivery of this Second Supplemental Indenture, the Indenture shall be deemed to be modified as herein provided, but except as modified hereby, the Indenture shall continue in full force and effect. The Indenture as modified hereby shall be read, taken, and construed as one and the same instrument.

         Section 4. Notice. Any notice or communication by the Trustee to TWC is duly given if in writing and delivered in person or by express mail service to the address set forth below:

                           The Williams Companies, Inc.
                           One Williams Center
                           Tulsa, Oklahoma  74172
                           Attention:  Treasurer

         Section 5. Governing Law. This Second Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York (regardless of the laws that might otherwise govern under applicable principles of conflicts of laws) as to all matters, including, without limitation, matters of validity, construction, effect, performance, and remedies.

         Section 6. Counterparts. This Second Supplemental Indenture may be executed in any number of counterparts, each of which, when so executed and delivered, shall be an original, but such counterparts shall together constitute but one and the same instrument.

         IN WITNESS WHEREOF, each of WHD, TWC, and the Trustee has caused this Second Supplemental Indenture to be executed on its behalf by its duly authorized officer and has caused its official seal to be impressed hereon and attested by one of its duly authorized officers, all as of the day and year first above written.


[SEAL]                                      WILLIAMS HOLDINGS OF DELAWARE, INC.

Attest



    /s/  SHAWNA L. GEHRES           By:     /s/ JAMES G. IVEY
-------------------------               ---------------------
Name:    Shawna L. Gehres           Name:   James G. Ivey
Title:   Secretary                  Title:  Treasurer





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[SEAL]                                      THE WILLIAMS COMPANIES, INC.

Attest



     /s/ SHAWNA L. GEHRES           By:     /s/ JAMES G. IVEY
-------------------------               ---------------------
Name:    Shawna L. Gehres           Name:   James G. Ivey
Title:   Secretary                  Title:  Treasurer




[SEAL]                                      BANKERS TRUST COMPANY, AS TRUSTEE

Attest



     /s/ MARC PARILLA                       By:      /s/ SUSAN JOHNSON
---------------------------------               -----------------------------
Name:    Marc Parilla                       Name:    Susan Johnson
Title:   Assistant Vice President           Title:   Assistant Vice President







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